As filed with the Securities and	Registration No. 333-
Exchange Commission on May 29, 2003

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRIORITY HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	35-1927379
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 Technology Park, Suite 124 Lake Mary, Florida	32746
(Address of Principal Executive Offices)	(Zip Code)

PRIORITY HEALTHCARE CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Steven D. Cosler

President and Chief Executive Officer

250 Technology Park, Suite 124

Lake Mary, Florida 32746

(Name and address of agent for service)

(407) 804-6700

(Telephone number, including area code, of agent for service)

Copy to:

James A. Aschleman

Baker & Daniels

300 North Meridian Street, Suite 2700

Indianapolis, Indiana 46204-1782

(317) 237-0300

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Class B Common Stock, $0.01 par value	500,000	$23.115 (3)	$11,557,500 (3)	$935 (3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)	It is impracticable to state the maximum offering price. The purchase price for each share of Class B Common Stock offered under the Plan will be 85% of the fair market value of such share on a future date as described in the Plan.

(3)	Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Class B Common Stock as reported by the Nasdaq National Market System on May 27, 2003, which was $23.115 per share.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*Information required by Part I of Form S-8 to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed by Priority Healthcare Corporation (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2002.

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2003.

(3)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 22, 1997, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

The Registrant will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person directed to the Secretary of the Registrant at its principal offices, 250 Technology Park, Suite 124, Lake Mary, Florida 32746, telephone (407) 804-6700.

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

The Indiana Business Corporation Law provides that a corporation, unless limited by its articles of incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

As permitted by the Indiana Business Corporation Law, the Company’s Restated Articles of Incorporation provide for indemnification of directors, officers and employees of the Company against any and all liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil, criminal, administrative or investigative, in which they may become involved by reason of being or having been a director, officer, or employee. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the Board of Directors must have determined that such persons acted in good faith in what they reasonably believed to be the best interests of the Company (or at least not opposed to its best interests) and, in addition, in any criminal action, had reasonable cause to believe their conduct was lawful (or had no reasonable cause to believe that their conduct was unlawful).

In addition, the Company has a directors’ and officers’ liability and company reimbursement policy that insures against certain liabilities under the Securities Act, subject to applicable retentions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in

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periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, State of Florida, on May 28, 2003.

PRIORITY HEALTHCARE CORPORATION

By:	/s/ Steven D. Cosler
Steven D. Cosler President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Steven D. Cosler and Rebecca M. Shanahan, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Steven D. Cosler and Rebecca M. Shanahan, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ William E. Bindley William E. Bindley	Chairman of the Board	May 28, 2003

/s/ Robert L. Myers Robert L. Myers	Vice Chairman of the Board	May 27, 2003

/s/ Steven D. Cosler Steven D. Cosler	President, Chief Executive Officer and Director (Principal Executive Officer)	May 28, 2003

/s/ Donald J. Perfetto Donald J. Perfetto	Executive Vice President, Chief Operating Officer and Director	May 28, 2003

/s/ Stephen M. Saft Stephen M. Saft	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 28, 2003

/s/ Kathleen R. Hurtado Kathleen R. Hurtado	Director	May 28, 2003

Signature	Title	Date

/s/ Michael D. McCormick Michael D. McCormick	Director	May 28, 2003

/s/ Richard W. Roberson Richard W. Roberson	Director	May 28, 2003

/s/ Thomas J. Salentine Thomas J. Salentine	Director	May 28, 2003

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1

(i)     Restated Articles of Incorporation of the Registrant. (The copy of this Exhibit filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-82481) is incorporated herein by reference.)

(ii)    Articles of Amendment to the Restated Articles of Incorporation of the Registrant. (The copy of this exhibit filed as Exhibit 3-A(ii) to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2000, is incorporated herein by reference.)

4.2

By-Laws of the Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 3-B to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 26, 2000, is incorporated herein by reference.)

4.3

Priority Healthcare Corporation Employee Stock Purchase Plan. (The copy of this Exhibit filed as Appendix B to the Company’s Definitive Proxy Statement filed on April 14, 2003 (File No. 000-23249), is incorporated herein by reference).

5	Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).

24	Powers of Attorney (included on the Signature Page of the Registration Statement).